PRELIMINARY COPY

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

3130 Fairview Park Drive
Suite 500
Falls Church, Virginia 22042

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GLOBAL SERVICES PARTNERS ACQUISITION CORP.

The undersigned appoints Rahul C. Prakash and Abhishek Jain, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock and/or Class B common stock of Global Services Partners Acquisition Corp. (“GSPAC”) held of record by the undersigned on April 3, 2008, at the Special Meeting of Stockholders to be held on April 24, 2008, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE SIDE. THE BOARD OF DIRECTORS OF GSPAC UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE SIDE. THE BOARD OF DIRECTORS OF GSPAC UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1.
To adopt the Agreement and Plan of Reorganization, dated January 15, 2008, by and among GSPAC, SouthPeak Interactive, LLC, or SouthPeak, GSPAC’s wholly-owned subsidiary SouthPeak Interactive Corporation, or SP Holdings, SP Holdings’ wholly-owned subsidiary GSPAC Merger Company, or Merger Sub, and the members of SouthPeak, and to approve the merger of Merger Sub with and into GSPAC, with GSPAC continuing as the surviving corporation, the acquisition of SouthPeak by SP Holdings, and the other transactions provided for in the Agreement and Plan of Reorganization.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted “AGAINST” Proposal Number 1 and you hold shares of GSPAC Class B common stock issued in GSPAC’s initial public offering, you may exercise your conversion rights and demand that GSPAC convert your shares of Class B common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box to the right. If you exercise your conversion rights, then you will be exchanging your shares of GSPAC Class B common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger of Merger Sub with and into GSPAC and the acquisition of SouthPeak by SP Holdings are completed and you tendered your shares of GSPAC Class B common stock to GSPAC’s transfer agent at least two business days prior to the special meeting. Failure to (a) vote against proposal Number 1, (b) check the “Exercise Conversion Rights” box to the right, (c) tender your shares to GSPAC’s transfer agent and (d) submit this proxy in a timely manner, will result in the loss of your conversion rights.
EXERCISE CONVERSION RIGHTS ☐

2.	To elect directors (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT ☐
Nominess:

☐	Terry Phillips
☐	Melanie Mroz
☐	Abhishek Jain
☐	Louis M. Jannetty
☐	David Buckel

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold authority for, as shown here ☒

3.	To approve provisions of SP Holdings’ restated certificate of incorporation (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE COMPLETE EITHER THIS PROPOSAL OR THE INDIVIDUAL SUB-PROPOSALS BELOW, BUT NOT BOTH. You may vote on all sub-proposals to approve the governance and other provisions in the SP Holdings’ restated certificate of incorporation to be contingent and effective upon the completion of the merger and the business combination by marking the box below. If you mark both this item and any individual sub-proposals below only your vote on this item will be counted.

3A.	To approve an increase of the authorized capital stock of SP Holdings’ to 80,005,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3B.	To approve restrictions on the ability to remove directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3C.	To approve restrictions on the ability of stockholders to act by written consent.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3D.	To approve restrictions on the ability to amend the certificate of incorporation of SP Holdings.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3E.	To approve restrictions on the calling of special meetings.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.
To adopt SP Holdings’ 2008 Incentive Compensation Plan, which provides for the grant of up to 1,190,000 shares of SP Holdings common stock or cash equivalents to directors, officers, employees and/or consultants of SP Holdings and its subsidiaries (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).
		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve any proposal by GSPAC to adjourn or postpone the special meeting, if determined to be necessary.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

NOTE:
SIGN EXACTLY AS NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AGENTS SHOULD GIVE THEIR FULL TITLES. IF STOCKHOLDER IS A CORPORATION, SIGN IN FULL NAME BY AN AUTHORIZED OFFICER.